SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2004

Delco Remy International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated April 23, 2004, announcing completion of the sale of $275 million of new notes.

Item 9. Regulation FD Disclosure

On April 23, 2004, the Company announced the completion of its sale of $275 million of new notes. A copy of the press release is attached as Exhibit 99.1 to this report and is furnished pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2004	DELCO REMY INTERNATIONAL, INC.

	By:	/S/ Rajesh K. Shah
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated April 23, 2004, announcing completion of the sale of $275 million of new notes.